Exhibit 99.1

News Release

Yellow Corporation Reports Third Quarter 2022 Results

Phase One of Network Optimization Successfully Implemented

Asset Based Loan Facility Extended with Improved Terms

NASHVILLE, Tenn., Nov. 2, 2022 – Yellow Corporation (NASDAQ: YELL) reported results for the third quarter ended September 30, 2022. Operating revenue was $1.360 billion and operating income was $49.1 million, which included a $1.1 million net gain on property disposals. In comparison, operating revenue in the third quarter of 2021 was $1.301 billion and operating income was $48.4 million.

Net income for third quarter 2022 was $4.8 million, or $0.09 per share, compared to net income of $8.3 million, or $0.16 per share, in the third quarter of 2021.

On a non-GAAP basis, the Company generated Adjusted EBITDA of $90.6 million in third quarter 2022 compared to $94.4 million in the prior-year comparable quarter (as detailed in the reconciliation below). The last twelve months Adjusted EBITDA as of September 30, 2022, was $401.7 million compared to $248.4 million as of September 30, 2021 (as detailed in the reconciliation below).

“For the sixth consecutive quarter, revenue and operating income improved on a year-over-year basis,” said Darren Hawkins, chief executive officer. “Operating income improved despite a $19.4 million increase in third-party liability claims expense compared to a year ago, mostly due to unfavorable development of prior-year claims, including the resolution of several of our most significant outstanding claims. We continue to closely manage purchase transportation expense and as a percentage of revenue, it was the lowest it has been in more than two years. While demand for capacity is moderating compared to the elevated levels over the past several quarters, the LTL pricing environment remains favorable.

“In September, we successfully implemented phase one of the network optimization in the western United States Phase one included integrating 89 legacy YRC Freight and Reddaway terminals to operate as a super-regional network. The early results are meeting expectations and customers benefit by having one driver pick up and deliver both regional and long-haul shipments. We remain focused on applying lessons learned from phase one and integrating the rest of the network around the end of the year. We expect the network optimization to lead to improved asset utilization, enhanced network efficiencies, cost savings and to create capacity without the need to add new terminals.

“In October, we enhanced the Company’s liquidity by extending the maturity of the ABL facility from January 2024 to January 2026. We also increased the size of the facility from $450 million to $500 million and reduced the fixed portion of the interest rate by 50 basis points. Executing this extension reflects the improving financial performance of the Company and is an important first step on the path to refinancing our capital structure. I appreciate the continued support of our lenders,” concluded Hawkins.

Operational Update

•
The operating ratio for third quarter 2022 was 96.4 compared to 96.3 in third quarter 2021.

•
Including fuel surcharge, third quarter 2022 LTL revenue per hundredweight increased 24.6% and LTL revenue per shipment increased 22.4% compared to the same period in 2021. Excluding fuel surcharge, third quarter LTL revenue per hundredweight increased 12.8% and LTL revenue per shipment increased 10.9%.
•
Third quarter 2022 LTL tonnage per workday decreased 16.2% when compared to third quarter 2021.

Capital Expenditures Update

•
In third quarter 2022, the Company invested $68.1 million in capital expenditures. This compares to $96.7 million in the third quarter of 2021.
•
Full-year 2022 capital expenditures are expected to be in the range of $210 million to $230 million compared to the previous range of $250 million to $300 million.

Liquidity Update

•
The Company’s available liquidity, which is comprised of cash and cash equivalents and Managed Accessibility (as detailed in the supplemental information provided below) under its ABL facility, was $325.8 million as of September 30, 2022, compared to $409.2 million a year ago.
•
The Company’s outstanding debt was $1.603 billion as of September 30, 2022, compared to $1.614 billion as of September 30, 2021.
•
For the nine months ended September 30, 2022, cash provided by operating activities was $121.3 million compared to cash provided by operating activities of $9.3 million for the same period in 2021.

Key Information – Third quarter 2022 compared to third quarter 2021

	2022	2021	Percent Change(a)
Workdays	64.0	63.5
Operating revenue (in millions)	$1,360.4	$1,301.4	4.5%
Operating income (in millions)	$49.1	$48.4	1.4%
Operating ratio	96.4	96.3	(0.1) pp
LTL tonnage per workday (in thousands)	30.64	36.58	(16.2)%
LTL shipments per workday (in thousands)	55.58	65.22	(14.8)%
LTL picked up revenue per hundredweight incl FSC	$31.30	$25.12	24.6%
LTL picked up revenue per hundredweight excl FSC	$24.65	$21.84	12.8%
LTL picked up revenue per shipment incl FSC	$345	$282	22.4%
LTL picked up revenue per shipment excl FSC	$272	$245	10.9%
LTL weight per shipment (in pounds)	1,102	1,122	(1.7)%
Total tonnage per workday (in thousands)	38.97	47.96	(18.7)%
Total shipments per workday (in thousands)	57.03	67.05	(14.9)%
Total picked up revenue per hundredweight incl FSC	$26.85	$21.07	27.5%
Total picked up revenue per hundredweight excl FSC	$21.36	$18.40	16.1%
Total picked up revenue per shipment incl FSC	$367	$301	21.8%
Total picked up revenue per shipment excl FSC	$292	$263	10.9%
Total weight per shipment (in pounds)	1,367	1,431	(4.5)%

a)
Percent change based on unrounded figures and not the rounded figures presented

Review of Financial Results

Yellow Corporation will host a conference call with the investment community today, Wednesday, November 2, 2022, beginning at 4:30 p.m. ET.

A live audio webcast of the conference call and presentation slides will be available on Yellow Corporation’s website www.myyellow.com. A replay of the webcast will also be available at www.myyellow.com

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA is a non-GAAP measure that reflects EBITDA, and further adjusts for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring charges, transaction costs related to issuances of debt, non-recurring consulting fees, non-cash impairment charges and the gains or losses from permitted dispositions, discontinued operations, and certain non-cash expenses, charges and losses (provided that if any of such non-cash expenses, charges or losses represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period will be subtracted from Adjusted EBITDA in such future period to the extent paid). Adjusted EBITDA as used herein is defined as Consolidated EBITDA in our UST Credit Agreements and Term Loan Agreement (collectively, the “TL Agreements”). EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in our TL Agreements and to determine certain incentive compensation. We believe our presentation of EBITDA and Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results, particularly in light of our leverage position and the capital-intensive nature of our business. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenants in our TL Agreements.

EBITDA and Adjusted EBITDA have the following limitations:

•
EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•
Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt, letter of credit expenses, restructuring charges, transaction costs related to debt, non-cash charges, charges or losses (subject to the conditions above), or nonrecurring consulting fees, among other items;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Equity-based compensation is an element of our long-term incentive compensation program for certain employees, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting our ongoing operating performance for a particular period; and

•
Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income (loss) within the supplemental financial information in this release.

* * * * *

Cautionary Note on Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include those preceded by, followed by or characterized by words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “estimate,” “enable,” and similar expressions which speak only as of the date the statement was made. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Readers are cautioned not to place undue reliance on any forward-looking statements. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of business, financial and liquidity, and common stock related factors, including (without limitation) the impact of compliance with Executive Order 14042 and any Federal Occupational Safety and Health Administration requirements, each as applicable, regarding mandatory COVID-19 vaccinations and testing of non-vaccinated employees, respectively; our ability to attract and retain qualified drivers and increasing costs of driver compensation; the risk of labor disruptions or stoppages, if our relationship with our employees and unions were to deteriorate; general economic factors, including (without limitation) impacts of COVID-19 and customer demand in the retail and manufacturing sectors; the widespread outbreak of an illness or any other communicable disease, including the effects of pandemics comparable to COVID-19, or any other public health crisis, as well as regulatory measures implemented in response to such events; interruptions to our computer and information technology systems and sophisticated cyber-attacks; business risks and increasing costs associated with the transportation industry, including increasing equipment, operational and technology costs and disruption from natural disasters, and impediments to our operations and business resulting from anti-terrorism measures; competition and competitive pressure on pricing; changes in pension expense and funding obligations, subject to interest rate volatility; increasing costs relating to our self-insurance claims expenses; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations, including (without limitation) labor laws and laws and regulations regarding the environment and climate change initiatives; the impact of claims and litigation expense to which we are or may become exposed; that we may not realize the expected benefits and costs savings from our performance and operational improvement initiatives; a significant privacy breach or IT system disruption; our dependence on key employees; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; seasonality and the impact of weather; shortages of fuel and changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; risks of operating in foreign countries; our failure to comply with the covenants in the documents governing our existing and future indebtedness; our ability to generate sufficient liquidity to satisfy our indebtedness and cash interest payment obligations, lease obligations and pension funding obligations; fluctuations in the price of our common stock; dilution from future issuances of our common stock; we are not permitted to pay dividends on our common stock in the foreseeable future; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

* * * * *

About Yellow Corporation

Yellow operates one of the largest, most comprehensive logistics and less-than-truckload (LTL) networks in North America, providing customers with regional, national, and international shipping services throughout. Backed by a team of over 30,000 transportation professionals, Yellow's flexible supply chain solutions and best-in-class expertise ensure the safe, timely delivery of industrial, commercial, and retail goods for customers of all sizes. Yellow's principal office is in Nashville, Tenn., and is the holding company for a portfolio of LTL brands including Holland, New Penn, Reddaway, and YRC Freight, as well as the logistics company Yellow Logistics.

Please visit our website at www.myyellow.com for more information.

Investor Contact: Tony Carreño

913-696-6108

investor@myyellow.com

Media Contacts: Mike Kelley

913-696-6121

mike.kelley@myyellow.com

Heather Nauert

Heather.nauert@myyellow.com

CONSOLIDATED BALANCE SHEETS

Yellow Corporation and Subsidiaries

(Amounts in millions except per share data)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$284.5	$310.7
Restricted amounts held in escrow	7.7	4.1
Accounts receivable, net	706.6	663.7
Prepaid expenses and other	69.9	65.0
Total current assets	1,068.7	1,043.5
Property and Equipment:
Cost	3,143.3	3,164.6
Less - accumulated depreciation	(1,959.3)	(2,032.3)
Net property and equipment	1,184.0	1,132.3
Deferred income taxes, net	1.3	1.4
Pension	42.6	40.5
Operating lease right-of-use assets	133.2	184.8
Other assets	21.1	23.1
Total Assets	$2,450.9	$2,425.6
Liabilities and Shareholders' Deficit
Current Liabilities:
Accounts payable	$208.7	$178.4
Wages, vacations and employee benefits	257.5	252.5
Current operating lease liabilities	55.7	76.5
Other current and accrued liabilities	250.5	244.4
Current maturities of long-term debt	71.4	72.3
Total current liabilities	843.8	824.1
Other Liabilities:
Long-term debt, less current portion	1,488.6	1,482.2
Pension and postretirement	104.5	88.2
Operating lease liabilities	86.1	118.9
Claims and other liabilities	263.8	275.7
Commitments and contingencies
Shareholders' Deficit:
Cumulative preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.5	0.5
Capital surplus	2,392.2	2,388.3
Accumulated deficit	(2,437.7)	(2,475.0)
Accumulated other comprehensive loss	(198.2)	(184.6)
Treasury stock, at cost	(92.7)	(92.7)
Total shareholders' deficit	(335.9)	(363.5)
Total Liabilities and Shareholders' Deficit	$2,450.9	$2,425.6

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

Yellow Corporation and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Nine Months
	2022	2021	2022	2021
Operating Revenue	$1,360.4	$1,301.4	$4,044.5	$3,812.9
Operating Expenses:
Salaries, wages and employee benefits	715.9	729.7	2,163.6	2,204.8
Fuel, operating expenses and supplies	279.3	216.1	810.2	636.6
Purchased transportation	193.0	200.3	584.5	610.6
Depreciation and amortization	36.0	37.8	107.2	106.1
Other operating expenses	88.2	68.9	231.3	205.5
(Gains) losses on property disposals, net	(1.1)	0.2	(9.8)	1.5
Total operating expenses	1,311.3	1,253.0	3,887.0	3,765.1
Operating Income	49.1	48.4	157.5	47.8
Nonoperating Expenses:
Interest expense	41.3	38.6	117.0	112.2
Non-union pension and postretirement benefits	3.7	1.7	2.8	(0.7)
Other, net	(1.6)	(0.2)	(1.5)	(0.5)
Nonoperating expenses, net	43.4	40.1	118.3	111.0
Income (loss) before income taxes	5.7	8.3	39.2	(63.2)
Income tax expense	0.9	—	1.9	1.2
Net income (loss)	4.8	8.3	37.3	(64.4)
Other comprehensive loss, net of tax	(17.4)	(28.8)	(13.6)	(21.9)
Comprehensive Income (Loss)	$(12.6)	$(20.5)	$23.7	$(86.3)

Average Common Shares Outstanding - Basic	51,448	50,868	51,295	50,661
Average Common Shares Outstanding - Diluted	52,346	51,818	52,217	50,661

Income (Loss) Per Share - Basic	$0.09	$0.16	$0.73	$(1.27)
Income (Loss) Per Share - Diluted	$0.09	$0.16	$0.72	$(1.27)

Operating Ratio(a):	96.4%	96.3%	96.1%	98.7%

(a)
Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

STATEMENTS OF CONSOLIDATED CASH FLOWS

Yellow Corporation and Subsidiaries

For the Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

(in millions)	2022	2021
Operating Activities:
Net income (loss)	$37.3	$(64.4)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	107.2	106.1
Lease amortization and accretion expense	75.2	103.4
Lease payments	(77.4)	(105.6)
Paid-in-kind interest	8.2	7.0
Debt-related amortization	17.4	17.2
Equity-based compensation and employee benefits expense	10.5	12.3
Non-union pension settlement charges	4.0	3.4
(Gains) losses on property disposals, net	(9.8)	1.5
Deferred income taxes, net	—	(1.0)
Other non-cash items, net	(1.5)	0.6
Changes in assets and liabilities, net:
Accounts receivable	(42.9)	(135.7)
Accounts payable	18.4	28.4
Other operating assets	1.7	(19.8)
Other operating liabilities	(27.0)	55.9
Net cash provided by (used in) operating activities	121.3	9.3
Investing Activities:
Acquisition of property and equipment	(140.7)	(442.9)
Proceeds from disposal of property and equipment	13.3	1.1
Net cash provided by (used in) investing activities	(127.4)	(441.8)
Financing Activities:
Issuance of long-term debt, net	—	325.2
Repayment of long-term debt	(15.7)	(1.8)
Debt issuance costs	—	(0.2)
Payments for tax withheld on equity-based compensation	(0.8)	(0.5)
Net cash provided by (used in) financing activities	(16.5)	322.7
Net Increase (Decrease) In Cash and Cash Equivalents and Restricted Amounts Held in Escrow	(22.6)	(109.8)
Cash and Cash Equivalents and Restricted Amounts Held in Escrow, Beginning of Period	314.8	478.0
Cash and Cash Equivalents and Restricted Amounts Held in Escrow, End of Period	$292.2	$368.2

Supplemental Cash Flow Information:
Interest paid	$(102.8)	$(86.2)

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Corporation and Subsidiaries

(Amounts in millions)

(Unaudited)

SUPPLEMENTAL INFORMATION: Total Debt

As of September 30, 2022	Par Value	Discount	Commitment Fee	Debt Issue Costs	Book Value
UST Loan Tranche A	$321.1	—	$(9.5)	$(2.4)	$309.2
UST Loan Tranche B	400.0	—	(12.5)	(3.3)	384.2
Term Loan	600.7	(10.3)	—	(4.6)	585.8
ABL Facility	—	—	—	—	—
Secured Second A&R CDA	23.5	—	—	—	23.5
Unsecured Second A&R CDA	42.5	—	—	—	42.5
Lease financing obligations	214.9	—	—	(0.1)	214.8
Total debt	$1,602.7	$(10.3)	$(22.0)	$(10.4)	$1,560.0

As of December 31, 2021	Par Value	Discount	Commitment Fee	Debt Issue Costs	Book Value
UST Loan Tranche A	$311.4	—	$(12.9)	$(3.4)	$295.1
UST Loan Tranche B	400.0	—	(17.3)	(4.5)	378.2
Term Loan	612.5	(15.0)	—	(6.6)	590.9
ABL Facility	—	—	—	—	—
Secured Second A&R CDA	24.1	—	—	—	24.1
Unsecured Second A&R CDA	42.5	—	—	(0.1)	42.4
Lease financing obligations	224.0	—	—	(0.2)	223.8
Total debt	$1,614.5	$(15.0)	$(30.2)	$(14.8)	$1,554.5

SUPPLEMENTAL INFORMATION: Liquidity

	September 30, 2022	December 31, 2021
Cash and cash equivalents	$284.5	$310.7
Managed Accessibility (a)	41.3	48.1
Total Cash and cash equivalents and Managed Accessibility	$325.8	$358.8

(a)
Managed Accessibility represents the maximum amount we would access on the ABL Facility and is adjusted for eligible receivables plus eligible borrowing base cash measured for the applicable period. Based on the eligible receivable’s management uses to measure availability, which is 10% of the borrowing line, the credit agreement governing the ABL Facility permits adjustments from eligible borrowing base cash to restricted cash prior to the compliance measurement date which is 15 days from the period close.

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Corporation and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	Three Months		Nine Months
	2022	2021	2022	2021
Reconciliation of net loss to Adjusted EBITDA:
Net income (loss)	$4.8	$8.3	$37.3	$(64.4)
Interest expense, net	41.2	38.5	116.8	111.9
Income tax expense	0.9	-	1.9	1.2
Depreciation and amortization	36.0	37.8	107.2	106.1
EBITDA	82.9	84.6	263.2	154.8
Adjustments for TL Agreements:
(Gains) losses on property disposals, net	(1.1)	0.2	(9.8)	1.5
Non-cash reserve changes(a)	(3.9)	(2.7)	(0.2)	0.2
Letter of credit expense	2.2	2.1	6.5	6.3
Permitted dispositions and other	0.1	-	0.4	0.8
Equity-based compensation expense	1.0	0.8	4.3	3.5
Non-union pension settlement charges	4.0	3.1	4.0	3.4
Other, net	(0.4)	0.8	0.8	2.7
Expense amounts subject to 10% threshold(b):
Department of Defense settlement charge	—	—	5.3	—
Other, net	5.8	6.7	14.0	19.6
Adjusted EBITDA prior to 10% threshold	90.6	95.6	288.5	192.8
Adjustments pursuant to TTM calculation(b)	—	(1.2)	—	(2.3)
Adjusted EBITDA	$90.6	$94.4	$288.5	$190.5

(a)
Non-cash reserve changes reflect the net non-cash reserve charge for union and non-union vacation, with such non-cash reserve adjustment to be reduced by cash charges in a future period when paid.
(b)
Pursuant to the TL Agreements, Adjusted EBITDA limits certain adjustments in aggregate to 10% of the trailing-twelve-month ("TTM") Adjusted EBITDA, prior to the inclusion of amounts subject to the 10% threshold, for each period ending. Such adjustments include, but are not limited to, restructuring charges, integration costs, severance, and non-recurring charges. The limitation calculation is updated quarterly based on TTM Adjusted EBITDA, and any necessary adjustment resulting from this limitation, if applicable, will be presented here. The sum of the quarters may not necessarily equal TTM Adjusted EBITDA due to the expiration of adjustments from prior periods.

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Corporation and Subsidiaries

For the Trailing Twelve Months Ended September 30

(Amounts in millions)

(Unaudited)

	Trailing Twelve Months
	2022	2021
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(7.4)	$(83.1)
Interest expense, net	155.3	145.7
Income tax expense	3.8	0.4
Depreciation and amortization	144.7	138.6
EBITDA	296.4	201.6
Adjustments for TL Agreements:
(Gains) losses on property disposals, net	(10.6)	1.5
Non-cash reserve changes(a)	11.2	0.1
Letter of credit expense	8.7	8.4
Permitted dispositions and other	0.4	0.6
Equity-based compensation expense	5.2	3.9
Non-union pension settlement charges	65.3	5.1
Other, net	1.1	4.7
Expense amounts subject to 10% threshold(b):
Department of Defense settlement charge	5.3	—
Other, net	18.7	28.1
Adjusted EBITDA prior to 10% threshold	401.7	254.0
Adjustments pursuant to TTM calculation(b)	—	(5.6)
Adjusted EBITDA	$401.7	$248.4

For explanations of footnotes (a) and (b), please refer to previous page.

Yellow Corporation and Subsidiaries

Statistics

Quarterly Comparison

	3Q22	3Q21	2Q22	Y/Y % (a)	Sequential % (a)
Workdays	64.0	63.5	63.5

LTL picked up revenue (in millions)	$1,227.4	$1,167.0	$1,278.4	5.2	(4.0)
LTL tonnage (in thousands)	1,961	2,323	2,082	(15.6)	(5.8)
LTL tonnage per workday (in thousands)	30.64	36.58	32.80	(16.2)	(6.6)
LTL shipments (in thousands)	3,557	4,141	3,719	(14.1)	(4.3)
LTL shipments per workday (in thousands)	55.58	65.22	58.56	(14.8)	(5.1)
LTL picked up revenue/cwt.	$31.30	$25.12	$30.69	24.6	2.0
LTL picked up revenue/cwt. (excl. FSC)	$24.65	$21.84	$23.88	12.8	3.2
LTL picked up revenue/shipment	$345	$282	$344	22.4	0.4
LTL picked up revenue/shipment (excl. FSC)	$272	$245	$267	10.9	1.6
LTL weight/shipment (in pounds)	1,102	1,122	1,120	(1.7)	(1.6)

Total picked up revenue (in millions)(b)	$1,339.5	$1,283.2	$1,401.1	4.4	(4.4)
Total tonnage (in thousands)	2,494	3,045	2,659	(18.1)	(6.2)
Total tonnage per workday (in thousands)	38.97	47.96	41.87	(18.7)	(6.9)
Total shipments (in thousands)	3,650	4,257	3,820	(14.3)	(4.4)
Total shipments per workday (in thousands)	57.03	67.05	60.16	(14.9)	(5.2)
Total picked up revenue/cwt.	$26.85	$21.07	$26.35	27.5	1.9
Total picked up revenue/cwt. (excl. FSC)	$21.36	$18.40	$20.72	16.1	3.1
Total picked up revenue/shipment	$367	$301	$367	21.8	0.1
Total picked up revenue/shipment (excl. FSC)	$292	$263	$288	10.9	1.2
Total weight/shipment (in pounds)	1,367	1,431	1,392	(4.5)	(1.8)

(b) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$1,360.4	$1,301.4	$1,423.7
Change in revenue deferral and other	(20.9)	(18.2)	(22.6)
Total picked up revenue	$1,339.5	$1,283.2	$1,401.1

(a)
Percent change based on unrounded figures and not the rounded figures presented.
(b)
Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods and the impact of other revenue.

Yellow Corporation and Subsidiaries

Statistics

YTD Comparison

	2022	2021	Y/Y % (a)
Workdays	191.0	191.0

LTL picked up revenue (in millions)	$3,642.9	$3,446.4	5.7
LTL tonnage (in thousands)	6,023	7,312	(17.6)
LTL tonnage per workday (in thousands)	31.54	38.28	(17.6)
LTL shipments (in thousands)	10,837	12,824	(15.5)
LTL shipments per workday (in thousands)	56.74	67.14	(15.5)
LTL picked up revenue/cwt.	$30.24	$23.57	28.3
LTL picked up revenue/cwt. (excl. FSC)	$24.11	$20.67	16.7
LTL picked up revenue/shipment	$336	$269	25.1
LTL picked up revenue/shipment (excl. FSC)	$268	$236	13.7
LTL weight/shipment (in pounds)	1,112	1,140	(2.5)

Total picked up revenue (in millions)(b)	$3,992.9	$3,787.1	5.4
Total tonnage (in thousands)	7,697	9,529	(19.2)
Total tonnage per workday (in thousands)	40.30	49.89	(19.2)
Total shipments (in thousands)	11,124	13,188	(15.7)
Total shipments per workday (in thousands)	58.24	69.05	(15.7)
Total picked up revenue/cwt.	$25.94	$19.87	30.5
Total picked up revenue/cwt. (excl. FSC)	$20.88	$17.50	19.4
Total picked up revenue/shipment	$359	$287	25.0
Total picked up revenue/shipment (excl. FSC)	$289	$253	14.3
Total weight/shipment (in pounds)	1,384	1,445	(4.2)

(b) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$4,044.5	$3,812.9
Change in revenue deferral and other	(51.6)	(25.8)
Total picked up revenue	$3,992.9	$3,787.1

(a)
Percent change based on unrounded figures and not the rounded figures presented.
(b)
Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods and the impact of other revenue.